As filed with the Securities and Exchange Commission on July 20, 2009
File No. 1-34354

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Altisource Portfolio Solutions S.A.
(Exact name of registrant as specified in its charter)

Luxembourg (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

2-8 Avenue Charles de Gaulle,
L-1653 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 72 391
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
407-737-5419

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $1.00 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Altisource Portfolio Solutions S.A.
Cross-Reference Sheet Between the Information Statement and Items of Form 10

Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement

1.	Business	See “Summary,” “Forward-Looking Statements,” “The Separation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”

1A.	Risk Factors	See “Risk Factors,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements”

2.	Financial Information	See “Summary,” “Risk Factors,” “Selected Financial Data,” “Unaudited Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business — Properties and Facilities”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Summary,” “Risk Factors,” “Relationship Between Ocwen and Us Following the Separation,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business — Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Separation” and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	None

11.	Description of Registrant’s Securities to be Registered	See “Description of Capital Stock”

12.	Indemnification of Directors and Officers	See “Indemnification of Directors and Officers”

13.	Financial Statements and Supplementary Data	See “Summary,” “Selected Financial Data,” “Unaudited Pro Forma Financial Information” and “Index to the Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits	See “Index to Financial Statements” and the financial statements referenced therein

(a) List of Financial Statements and Schedules.

The following financial statements are included in the information statement and filed as part of this registration statement on Form 10.

(1) Consolidated Financial Statements of Altisource Portfolio Solutions S.A., including Report of Independent Registered Certified Public Accounting Firm.

(2) Consolidated Financial Statements of Nationwide Credit, Inc. and Subsidiary for the period January 1, 2007 to June 5, 2007, including Report of Independent Auditors.

(3) Consolidated Financial Statements of Nationwide Credit, Inc. and Subsidiary for the Year Ended December 31, 2006, including Report of Independent Auditors.

(b) Exhibits. The following documents are filed as exhibits hereto.

Exhibit
Number	Exhibit Description

2.1	Form of Separation Agreement between Altisource Portfolio Solutions S.A. and Ocwen Financial Corporation*
3.1	Articles of Incorporation of Altisource Portfolio Solutions S.A.*
10.1	Form of Transition Services Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.2	Form of Tax Matters Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.3	Form of Employee Matters Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.4	Form of Intellectual Property Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.5	Form of Services Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.6	Form of Technology Products Services Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.7	Form of Data Center and Disaster Recovery Services Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.8	Form of Altisource Portfolio Solutions S.A. 2009 Equity Incentive Plan*
10.9	Employment Agreement by and between Altisource Solutions S.à r.l. and William B. Shepro*
10.10	Employment Agreement by and between Altisource Solutions S.à r.l. and Robert D. Stiles*
10.11	Employment Agreement by and between Altisource Solutions S.à r.l. and Kevin J. Wilcox*
21	List of Subsidiaries of Altisource Portfolio Solutions S.A.*
99.1	Information Statement of Altisource Portfolio Solutions S.A.

*	Previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Portfolio Solutions S.A.

By:	/s/ Robert D. Stiles
Name:     Robert D. Stiles
Title:       Chief Financial Officer

Dated: July 20, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

2.1	Form of Separation Agreement between Altisource Portfolio Solutions S.A. and Ocwen Financial Corporation*
3.1	Articles of Incorporation of Altisource Portfolio Solutions S.A.*
10.1	Form of Transition Services Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.2	Form of Tax Matters Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.3	Form of Employee Matters Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.4	Form of Intellectual Property Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.5	Form of Services Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.6	Form of Technology Products Services Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.7	Form of Data Center and Disaster Recovery Services Agreement between Altisource Solutions S.à r.l. and Ocwen Financial Corporation*
10.8	Form of Altisource Portfolio Solutions S.A. 2009 Equity Incentive Plan*
10.9	Employment Agreement by and between Altisource Solutions S.à r.l. and William B. Shepro*
10.10	Employment Agreement by and between Altisource Solutions S.à r.l. and Robert D. Stiles*
10.11	Employment Agreement by and between Altisource Solutions S.à r.l. and Kevin J. Wilcox*
21	List of Subsidiaries of Altisource Portfolio Solutions S.A.*
99.1	Information Statement of Altisource Portfolio Solutions S.A.

*	Previously filed

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